Exhibit 99.1
Masimo Reports Fourth Quarter 2017 Financial Results

Q4 2017 Highlights (compared to Q4 2016):

■	Total revenue, including royalty and other revenue, increased 22.9% to $225.2 million
■	Product revenue increased 13.4% to $199.2 million
■	Masimo rainbow® revenue increased 42.5% to $24.0 million
■	54,100 SET® and rainbow SET™ oximeters were shipped
■
GAAP net income of $0.4 million, or $0.01 per diluted share, which included a non-recurring charge of $43.5 million, or $0.78 per diluted share, related to the Tax Cuts and Jobs Act of 2017. Non-GAAP net income was $40.0 million, or $0.72 per diluted share.

Irvine, California, February 27, 2018 - Masimo (NASDAQ: MASI) today announced its financial results for the fourth quarter ended December 30, 2017.
Fourth Quarter 2017 Results:
Fourth quarter total revenue, including royalty and other revenue, increased 22.9% to $225.2 million, up from $183.2 million for the fourth quarter of 2016. Product revenues for the fourth quarter of 2017 increased 13.4% to $199.2 million, compared to $175.7 million for the fourth quarter of 2016.
The Company’s worldwide direct product revenue, which accounted for 87.1% of total product revenue, increased by 13.5% to $173.4 million in the fourth quarter of 2017 compared to $152.8 million for the fourth quarter of 2016. OEM sales, which accounted for 12.9% of total product revenue, increased 12.6% to $25.8 million in the fourth quarter of 2017 compared to $22.9 million for the fourth quarter of 2016. Revenue from sales of Masimo rainbow® products increased 42.5% to $24.0 million in the fourth quarter of 2017 compared to $16.9 million for the fourth quarter of 2016.
GAAP net income for the fourth quarter of 2017 was $0.4 million, or $0.01 per diluted share, compared to GAAP net income of $215.3 million, or $3.97 per diluted share, in the fourth quarter of 2016. Included in the fourth quarter 2017 earnings per share was a non-recurring charge of $43.5 million, or $0.78 per diluted share, related to the Tax Cuts and Jobs Act of 2017 (2017 Tax Act) that was signed into law on December 22, 2017. The fourth quarter 2016 earnings per share included a non-recurring gain of $270.0 million, or $3.43 per diluted share, related to the Philips Settlement Agreement. On a non-GAAP basis, the Company reported fourth quarter net income of $40.0 million, or $0.72 per diluted share, compared to net income of $24.6 million, or $0.45 per diluted share, in the fourth quarter of 2016.
During the fourth quarter of 2017, the Company shipped approximately 54,100 SET® pulse oximeters and rainbow SET™ Pulse CO-Oximeters®, excluding handheld and finger oximeters. Masimo estimates its worldwide installed base of oximeters to be 1,591,000 units as of December 30, 2017, up 5.8% from 1,504,000 units as of December 31, 2016.
As of December 30, 2017, total cash and cash equivalents were $315.3 million compared to $306.0 million as of December 31, 2016. During 2017, the Company repurchased approximately 0.8 million shares of common stock at a total cost of $68.3 million.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said, “Our fourth quarter and full year 2017 results clearly illustrate the strength of our technology and hence our business as we once again exceeded expectations for product revenues and earnings. We realized another record high for shipments of our SET® Pulse Oximeters which reached 54,100 for the quarter and exceeded 200,000 for the year, a significant milestone for the Company. We anticipate rising adoption of our technologies as more care providers appreciate the value they provide for patients.”

2018 Financial Guidance
The Company provided the following estimates for its full year 2018 guidance:

	2018 Guidance
(in millions, except percentages and earnings per share)	GAAP	Non-GAAP
Total revenue, including royalty and other revenue	$836	$836
Product revenue	$808	$808
Royalty and other revenue	$28	$28
Operating margin	24.2%	24.4%
Diluted earnings per share	$2.90	$2.80
EBITDA	26.9%	29.9%
Estimated tax rate	22.0%	25.0%

•	Total revenue, including royalty and other revenue, of $836 million;

•	Product revenue increasing 9% to $808 million compared to $741 million for 2017;

•	GAAP diluted earnings per share of $2.90, an increase of approximately 23% compared to $2.36 for 2017; and

•	Non-GAAP diluted earnings per share of $2.80, an increase of approximately 14% compared to $2.45 for 2017.
Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results or that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) non-GAAP net income, (ii) non-GAAP diluted earnings per share, (iii) non-GAAP gross profit, (iv) non-GAAP operating income and (v) adjusted EBITDA. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies. Management believes non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof:
Acquisition-related costs, including depreciation and amortization.
Depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods.

Litigation damages, awards and settlements.
In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds; most recently in connection with our November 2016 settlement agreement with Koninklijke Philips N.V. We believe that exclusion of these expenses and gains is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.
Excess tax benefits from stock-based compensation.
Accounting Standard Update No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (ASU 2016-09), requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of ASU 2016-09 can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees.
Tax impacts that may not be representative of the ongoing results of our core operations.
The 2017 Tax Act was signed into law in December 2017, and became effective January 1, 2018. The 2017 Tax Act included a number of changes to existing U.S. federal tax law impacting businesses including, among other things, a permanent reduction in the corporate income tax rate from 35% to 21%, a one-time transition tax on the “deemed repatriation” of cumulative undistributed foreign earnings as of December 31, 2017 and changes in the prospective taxation of the foreign operations of U.S. multinational companies. We believe that exclusion of the tax charges related to the 2017 Tax Act is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that this tax charge is unrelated to our core business and non-recurring in nature.
Fourth Quarter 2017 Actuals versus Fourth Quarter 2016 Actuals:

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE

	Three Months Ended
	December 30, 2017		December 31, 2016
(in thousands, except earnings per share)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$367	$0.01	$215,293	$3.97
Non-GAAP adjustments:
Acquisition related depreciation and amortization	390	—	434	0.01
Litigation damages, awards and settlements	—	—	(270,000)	(4.98)
Tax impact of above item[1]	(88)	—	84,096	1.55
Excess tax benefits from stock-based compensation	(4,149)	(0.07)	(5,263)	(0.10)
Tax impact of U.S. Tax Reform[2]	43,483	0.78	—	—
Total non-GAAP adjustments	39,636	0.71	(190,733)	(3.52)
Non-GAAP net income	$40,003	$0.72	$24,560	$0.45
Weighted average shares outstanding - diluted		55,595		54,166

[1]	The impact results from tax effecting the pre-tax adjustments above at the effective statutory rate, taking into account any discrete items applicable to the pre-tax non-GAAP adjustments.

[2]
The 2017 Tax Act resulted in an unfavorable charge of $43.5 million in the fourth quarter of 2017. Included in this charge was $9.0 million related to the re-measurement of deferred taxes due to the reduction in the federal corporate tax rate, $28.0 million related to the transition tax on the deemed repatriation of foreign earnings, and $6.5 million related to estimated foreign withholding taxes, net of estimated foreign tax credit benefit, and state income taxes related to the Company’s tentative decision to repatriate up to $180.0 million of accumulated undistributed foreign earnings to the U.S. in the future. The amount recognized is a provisional estimate and subject to change, possibly materially, due to, among other things, refinements of the Company’s calculations, changes in interpretations and assumptions the Company has made or additional guidance issued by the U.S. Treasury, Securities and Exchange Commission or Financial Accounting Standards Board.
Full Year 2017 Actuals versus Full Year 2018 Guidance:

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE

	2017 Actuals		2018 Guidance[1]
(in thousands, except earnings per share)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$131,616	$2.36	$161,500	$2.90
Non-GAAP adjustments:
Acquisition related depreciation and amortization	1,597	0.02	1,500	0.03
Tax impact of above item[2]	(366)	(0.01)	(300)	(0.01)
Excess tax benefits from stock-based compensation	(39,242)	(0.70)	(6,500)	(0.12)
Tax impact of U.S. Tax Reform[3]	43,483	0.78	—	—
Total non-GAAP adjustments	5,472	0.09	(5,300)	(0.10)
Non-GAAP net income	$137,088	$2.45	$156,200	$2.80
Weighted average shares outstanding - diluted		55,874		55,750

[1]	Estimated effective tax rate of 22% applied to GAAP earnings and 25% applied to non-GAAP earnings.

[2]	The impact results from tax effecting the pre-tax adjustments above at the effective statutory rate, taking into account any discrete items applicable to the pre-tax non-GAAP adjustments.

[3]
The 2017 Tax Act resulted in an unfavorable charge of $43.5 million in the fourth quarter of 2017. Included in this charge was $9.0 million related to the re-measurement of deferred taxes due to the reduction in the federal corporate tax rate, $28.0 million related to the transition tax on the deemed repatriation of foreign earnings, and $6.5 million related to estimated foreign withholding taxes, net of estimated foreign tax credit benefit, and state income taxes related to the Company’s tentative decision to repatriate up to $180.0 million of accumulated undistributed foreign earnings to the U.S. in the future. The amount recognized is a provisional estimate and subject to change, possibly materially, due to, among other things, refinements of the Company’s calculations, changes in interpretations and assumptions the Company has made or additional guidance issued by the U.S. Treasury, Securities and Exchange Commission or Financial Accounting Standards Board.

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME

	Full Year 2017 Actuals		Full Year 2018 Guidance
(in thousands, except earnings per share)	$	% of Revenue	$	% of Revenue
GAAP gross profit	$535,100	67.0%	$557,700	66.7%
Non-GAAP adjustments:
Acquisition related depreciation and amortization	500	0.1	500	0.1
Total non-GAAP adjustments	500	0.1	500	0.1
Non-GAAP gross profit	$535,600	67.1%	$558,200	66.8%

GAAP operating income	$197,360	24.7%	$202,600	24.2%
Non-GAAP adjustments:
Acquisition related depreciation and amortization	1,597	0.2	1,500	0.2
Total non-GAAP adjustments	1,597	0.2	1,500	0.2
Non-GAAP operating income	$198,957	24.9%	$204,100	24.4%

RECONCILIATION OF EBITDA TO ADJUSTED EBITDA

	Full Year 2017 Actuals		Full Year 2018 Guidance
(in thousands, except earnings per share)	$	% of Revenue	$	% of Revenue
GAAP net income	$131,616	16.5%	$161,500	19.3%
Other (income)/expense[1]	(2,013)	(0.3)	(4,000)	(0.5)
Provision for income taxes	67,758	8.5	45,200	5.4
Depreciation and amortization	20,061	2.5	22,400	2.7
EBITDA	217,422	27.2	225,100	26.9
Add: Non-cash stock-based compensation expense	17,187	2.2	25,000	3.0
Adjusted EBITDA	$234,609	29.4%	$250,100	29.9%

[1]	Other (income)/expense includes interest (income)/expense and net foreign currency (gains)/losses.
Conference Call
Masimo will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results. A live webcast of the call will be available online from the investor relations page of the Company’s website at www.masimo.com. The dial-in numbers are (888) 520-7182 for domestic callers and +1 (706) 758-3929 for international callers. The reservation code for both dial-in numbers is 9789137. After the live webcast, the call will be available on Masimo’s website through March 27, 2018. In addition, a telephonic replay of the call will be available through March 6, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers. Please use reservation code 9789137.
About Masimo
Masimo (NASDAQ: MASI) is a global leader in innovative noninvasive monitoring technologies. Our mission is to improve patient outcomes and reduce the cost of care by taking noninvasive monitoring to new sites and applications. In 1995, the Company debuted Masimo SET® Measure-through Motion and Low Perfusion® pulse oximetry, which has been shown in multiple studies to significantly reduce false alarms and accurately monitor for true alarms. Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®) and more recently, Oxygen Reserve Index (ORi™), in addition to SpO2, pulse rate and perfusion index (PI). In 2014, Masimo introduced Root™, an intuitive patient monitoring and connectivity platform with the Masimo Open Connect® (MOC-9®) interface. Masimo is also taking an active leadership role in mobile health applications (mHealth) with products such as the Radius-7® wearable patient monitor and the MightySat™ fingertip pulse oximeter. Additional information about Masimo and its products may be found at www.masimo.com.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for full fiscal year GAAP and non-GAAP 2018 total, product, royalty and other revenues, earnings per diluted share, operating margin, EBITDA, and estimated tax rate, and our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

# # #

Investor Contact: Eli Kammerman	Media Contact: Irene Paigah
(949) 297-7077	(858) 859-7001
ekammerman@masimo.com	irenep@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)

	December 30, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$315,302	$305,970
Accounts receivable, net of allowance for doubtful accounts	121,309	101,667
Inventories	95,944	72,542
Prepaid income taxes	3,494	981
Other current assets	28,070	26,067
Total current assets	564,119	507,227
Deferred cost of goods sold	99,600	79,948
Property and equipment, net	164,096	135,996
Intangible assets, net	27,123	29,376
Goodwill	20,617	19,780
Deferred income taxes	23,898	38,975
Other assets	10,782	9,223
Total assets	$910,235	$820,525
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$33,779	$34,335
Accrued compensation	39,515	43,180
Accrued and other liabilities	38,052	28,266
Income taxes payable	4,292	76,316
Deferred revenue	35,929	38,198
Current portion of capital lease obligations	—	71
Total current liabilities	151,567	220,366
Deferred revenue	237	25,336
Other liabilities	51,520	14,587
Total liabilities	203,324	260,289
Commitments and contingencies
Stockholders’ equity:
Common stock	52	50
Treasury stock	(472,536)	(404,276)
Additional paid-in capital	461,494	382,263
Accumulated other comprehensive loss	(2,941)	(7,027)
Retained earnings	720,842	589,226
Total stockholders’ equity	706,911	560,236
Total liabilities and stockholders’ equity	$910,235	$820,525

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Revenue:
Product	$199,154	$175,663	$741,324	$663,846
Royalty and other revenue	26,027	7,538	56,784	30,779
Total revenue	225,181	183,201	798,108	694,625
Cost of goods sold	71,317	58,872	263,008	230,826
Gross profit	153,864	124,329	535,100	463,799
Operating expenses:
Selling, general and administrative	78,447	69,423	275,786	253,667
Research and development	16,094	14,506	61,953	59,362
Litigation settlement, award and/or defense costs	—	(270,000)	—	(270,000)
Total operating expenses	94,541	(186,071)	337,739	43,029
Operating income	59,323	310,400	197,361	420,770
Non-operating (income) expense	(694)	2,852	(2,013)	2,429
Income before provision for income taxes	60,017	307,548	199,374	418,341
Provision for income taxes	59,650	92,255	67,758	117,675
Net income	$367	$215,293	$131,616	$300,666
Other comprehensive gain (loss), net of tax:
Foreign currency translation gains (losses)	(70)	(2,008)	4,201	(2,288)
Unrealized loss on marketable securities	(115)	—	(115)	—
Comprehensive income	$182	$213,285	$135,702	$298,378

Net income per share:
Basic	$0.01	$4.31	$2.55	$6.07
Diluted	$0.01	$3.97	$2.36	$5.65

Weighted-average shares used in per share calculations:
Basic	51,656	49,964	51,516	49,530
Diluted	55,595	54,166	55,874	53,195
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in thousands):

	Three Months Ended		Twelve Months Ended
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Cost of goods sold	$94	$86	$351	$355
Selling, general and administrative	4,588	2,129	13,272	9,443
Research and development	1,313	595	3,564	2,705
Total	$5,995	$2,810	$17,187	$12,503

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in thousands)

	Twelve Months Ended
	December 30, 2017	December 31, 2016
Cash flows from operating activities:
Net income including noncontrolling interest	$131,616	$300,666
Adjustments to reconcile net income including noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	20,061	16,817
Stock-based compensation	17,187	12,503
Loss on disposal of property, equipment and intangibles	522	658
Provision for doubtful accounts	251	259
Provision for amount due from former foreign agent	10,477	—
Gain on deconsolidation of variable interest entity	—	(273)
Benefit from deferred income taxes	24,023	5,405
Changes in operating assets and liabilities:
Increase in trade accounts receivable	(19,772)	(21,243)
Increase in inventories	(22,923)	(10,831)
Increase in deferred cost of goods sold	(19,438)	(8,251)
Increase in prepaid expenses	(3,855)	(3,422)
(Increase) decrease in prepaid income taxes	(2,498)	1,355
Increase in other assets	(8,905)	(3,692)
(Decrease) increase in accounts payable	(4,058)	11,048
(Decrease) increase in accrued compensation	(4,292)	5,675
Increase (decrease) in accrued and other current liabilities	11,156	(11,929)
(Decrease) increase in income taxes payable	(72,087)	73,755
(Decrease) increase in deferred revenue	(27,370)	41,977
Increase in other liabilities	28,013	6,565
Net cash provided by operating activities	58,108	417,042
Cash flows from investing activities:
Purchases of property and equipment	(43,684)	(19,707)
Increase in intangible assets	(3,079)	(4,644)
Acquisition of long-term equity investments	(1,145)	(200)
Reduction in cash resulting from deconsolidation of variable interest entity	—	(763)
Net cash used in investing activities	(47,908)	(25,314)
Cash flows from financing activities:
Borrowings under revolving line of credit	—	45,000
Repayments under revolving line of credit	—	(230,000)
Debt issuance costs	—	(621)
Repayments on capital lease obligations	(71)	(75)
Proceeds from issuance of common stock	62,205	37,290
Repurchases of common stock	(66,272)	(68,218)
Net cash used in financing activities	(4,138)	(216,624)
Effect of foreign currency exchange rates on cash	3,269	(1,451)
Net increase in cash, cash equivalents and restricted cash	7,285	175,736
Cash, cash equivalents and restricted cash at beginning of period	308,198	132,462
Cash, cash equivalents and restricted cash at end of period	$315,483	$308,198